Exhibit 10.6

PENN VIRGINIA CORPORATION

FOURTH AMENDED AND RESTATED

1999 EMPLOYEE STOCK INCENTIVE PLAN

NON-QUALIFIED OPTION AGREEMENT

This is a Non-Qualified Option Agreement (“Agreement”) between Penn Virginia Corporation (“Parent Company”) and _____ (“Optionee”).

1.	Definitions

(a)	“Cause” means conduct on the part of the Optionee that involves (i) willful failure to perform the Optionee’s duties, (ii) engaging in serious misconduct injurious to the Company or (iii) “cause” as such term is defined in the Optionee’s employment agreement, if any, with the Company.

(b)	“Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

(c)	“Committee” means the Committee described in Section 5 of the Plan.

(d)	“Company” means the Parent Company and each of its Subsidiary Companies.

(e)	“Date of Exercise” means the date on which the notice required by Section 6 below is hand delivered, telecopied or mailed, first class postage prepaid.

(f)	“Date of Grant” means _____, the date on which the Committee awarded the Option pursuant to the Plan and this Agreement.

(g)	“Option” means the non-qualified stock option granted hereunder.

(h)	“Option Price” means $_____ per Share, the Value of the Shares on the Date of Grant.

(i)	“Plan” means the Penn Virginia Corporation Fourth Amended and Restated 1999 Employee Stock Incentive Plan, the terms of which are incorporated herein by reference.

(j)	“Retirement” means the voluntary termination by the Optionee of his employment with the Company after the Optionee has (i) reached the age of 62 and (ii) provided at lease ten consecutive Years of Service.

(k)	“Securities Laws” means the Securities Act of 1933, as amended, or any state securities laws.

(l)	“Shares” means _____ shares of common stock, par value $0.01 per share, of the Parent Company subject to the Option granted hereunder.

(m)	“Subsidiary Companies” means all corporations which, on the Date of Grant, are subsidiary corporations of the Parent Company within the meaning of section 424(f) of the Code.

(n)	“Termination Date” means the day ten years after the Date of Grant except as follows:

(i)	if the Optionee ceases to be an employee of the Company for any reason other than death, disability (as determined by the Committee), Retirement or termination for Cause, Termination Date means the 90th day after the date on which the Optionee’s employment ceased;

(ii)	if the Optionee ceases to be an employee of the Company by reason of his death or disability, Termination Date means the day one year after the date of death or disability;

(iii)	if the Optionee ceases to be an employee of the Company by reason of his Retirement, Termination Date means the day ten years after the Date of Grant; and

(iv)	if the Optionee’s employment terminates for Cause, the Termination Date means the earlier of the date of employment termination or notice of such termination.

(o)	“Value” on a date means the closing price for a share on the principal national securities exchange on which the Shares are listed on such date (or if such securities exchange shall not be open for the trading of securities on such date, the last previous day on which such exchange was open) or, if there is no closing price on such date, the closing stock price on the date nearest preceding such date or such other generally recognized price quotation source as the Committee shall select.

(p)	“Vesting Period” means the following: (i) the period commencing on the Date of Grant and ending on _____ with respect to one-third of the Shares; (ii) the period commencing on the Date of Grant and ending on _____ with respect to an additional one-third of the Shares; and (iii) the period commencing on the Date of Grant and ending on _____ with respect to the remaining one-third of the Shares.

(q)	“Year of Service” means any calendar year in which the Optionee is paid or entitled to be paid for 1,000 hours of service.

2.	Grant of Option

The Committee hereby grants to Optionee the option to purchase any or all of the Shares, on such terms and conditions as are set forth herein and in the Plan.

3.	Payment for Shares

Full payment for Shares purchased upon the exercise of the Option shall be made in cash, or at the election of the Optionee and subject to the approval of the Committee, by surrendering or by the Parent Company’s withholding from Shares purchased, shares of the Parent Company common stock, par value $0.01 per share, with an aggregate Value, determined in the manner described in Section 1(o) above, equal to all or any portion of the aggregate Option Price not paid in cash. In addition, Optionee may exercise and pay for shares purchased upon the exercise of the Option through the use of a brokerage firm to make payment to the Company of the Option Price and any taxes required by law to be withheld upon exercise of the Option either from the proceeds of a loan to the Optionee from the brokerage firm or from the proceeds of the sale of Shares issued pursuant to the exercise of the Option, and upon receipt of such payment the Company shall deliver the Shares issuable under the Option exercised to such brokerage firm (a “Cashless Exercise”). Notwithstanding anything stated to the contrary herein, the date of exercise of a Cashless Exercise shall be the date on which the broker executes the sale of exercised Shares or, if no sale is made, the date the broker receives the exercise loan notice from the Optionee to pay the Company for the exercised Shares.

4.	Period of Exercise

The Option may not be exercised prior to the first business day after the date on which the Vesting Period terminates; thereafter, the Option shall remain exercisable until the Termination Date. On the Termination Date, the right to exercise the Option shall terminate absolutely.

5.	Nontransferability of Option

The Option may not be transferred by the Optionee prior to the termination of the Vesting Period. Thereafter, the Option may not be transferred otherwise than (a) by will or the laws of descent and distribution or (b) to the spouse, children or grandchildren of the Optionee or a trust for the exclusive benefit of any such family member, provided, however, that no such trust or family member shall be permitted to make any subsequent transfer of any such Options except back to the Optionee and the Option transferred to any such trust or family member shall remain subject to all terms and conditions of this Agreement and the Plan. The Option may not be exercised other than by the Optionee in case of his death, by the person to whom the rights of the Optionee shall have passed by will or the laws of descent and distribution or, in the case of a transfer described in subsection (b) above, by the trust or family member described therein.

6.	Manner of Exercise

The Option shall be exercised by giving written notice of exercise to the Parent Company at its office in Radnor, Pennsylvania in care of its Secretary. The notice shall state the Option exercised is a non-qualified stock option and the number of Shares as to which the Option is exercised, shall be hand delivered, telecopied or mailed, first class postage prepaid, and shall be irrevocable once given. The notice shall include a statement of preference as to the manner in which payment to the Company shall be made (Shares or cash, a combination of Shares and cash or by Cashless Exercise).

7.	Securities Laws

The Committee may from time to time impose any conditions on the exercise of the Option as it deems necessary or advisable to ensure that all Options granted under the Plan, and the exercise thereof, satisfy Rule 16b-3 (or any similar rule) of the Securities and Exchange Commission. Such conditions may include, without limitation, the partial or complete suspension of the right to exercise the Option.

The Optionee acknowledges and agrees that the Option has not been registered under the Securities Laws, and the Company shall be under no obligation to effect such registration. The Optionee further acknowledges that he has acquired the Option not with a view to distribution and agrees not to transfer, sell or dispose of the Option except in compliance with the Securities Laws and the terms hereof.

8.	Issuance of Certificate for Shares; Evidence of Uncertificated Shares

A certificate for the Shares issuable upon exercise of the Option, or evidence of the ownership of uncertificated Shares issuable upon exercise of the Option, shall be delivered to the Optionee or to the person or trust to whom the rights of the Optionee shall have been transferred in accordance with Sections 5(a) or (b) hereof as promptly after the Date of Exercise as is feasible, provided that the exercise shall not be complete, and the Parent Company shall not be obligated to deliver any certificates for Shares, or evidence of the ownership of uncertificated Shares, until the Optionee has made payment in full of the Option Price for such Shares pursuant to Section 3 hereof. The Parent Company may also condition delivery of certificates for Shares, or evidence of the ownership of uncertificated Shares, upon the prior receipt from the Optionee of any undertakings that it may determine are required to ensure that the Shares are being issued in compliance with federal and state securities laws.

9.	Rights Prior to Issuance of Certificates

Neither the Optionee, any trust or family member to whom the rights of the Option were transferred in accordance with Section 5(b) hereof, nor the person to whom the rights of the Optionee shall have passed by will or the laws of descent and distribution shall have any of the rights of a shareholder with respect to any Shares until the date of the issuance to him of a certificate for such Shares or, if such Shares are uncertificated, evidence of the ownership of such Shares, as provided in Section 8 hereof.

10.	Withholding of Taxes

The Optionee shall pay to the Parent Company, upon the Parent Company’s request, all amounts necessary to satisfy the Parent Company’s federal, state and local tax withholding obligations, if any, with respect to the grant or exercise of the Option. Such payment shall be made in cash or, at the election of the person recognizing income upon exercise of the Option and subject to the approval of the Committee, by surrendering, or by the Parent Company’s withholding from Shares purchased, Shares with an aggregate Value on the date the withholding taxes due are determined equal to all or any portion of the withholding taxes not paid in cash. Payment for such taxes may also be made pursuant to a Cashless Exercise.

11.	Deferral Election

The Optionee may elect, with the concurrence of the Committee, to defer receipt of Shares to be received upon exercise of the Option. Such election must be made no later than 12 months prior to the date such Shares would otherwise be received. Such election must be made by written notice addressed to the Parent Company at its address in Radnor, Pennsylvania to the attention of its Secretary, hand delivered, telecopied or mailed, first class postage prepaid. Such election may be made only while the Optionee is an employee of the Company and is irrevocable so long as the Optionee is an employee of the Company. Any Shares the receipt of which are so deferred will be distributed upon the Optionee’s termination of employment. The Committee may allow for early payment of deferred Shares in the event of an “unforeseeable emergency” as defined in the Plan.

12.	Interpretation

The Committee shall have sole power to interpret this Agreement and to resolve any dispute arising hereunder.

13.	Governing Law

This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Virginia.

IN WITNESS WHEREOF, the Parent Company has caused its duly authorized officers to execute and attest this instrument, and the Grantee has placed his or her signature hereon, effective as of the Date of Grant.

PENN VIRGINIA CORPORATION

By:
Nancy M. Snyder
Executive Vice President, General Counsel and Corporate Secretary

I hereby accept the grant of Options described in this Agreement, and I agree to be bound by the terms of the Plan and this Agreement.

Optionee